    As filed with the Securities and Exchange Commission on December 7, 2001
                                             Registration No. 333-______________
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                             RELIANT RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                              76-0655566
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


        1111 LOUISIANA                                             77002
        HOUSTON, TEXAS                                           (Zip Code)
(Address of principal executive
           offices)


                             RELIANT RESOURCES, INC.
                               UNION SAVINGS PLAN
                            (Full title of the plan)

                                 Hugh Rice Kelly
         Senior Vice President, General Counsel and Corporate Secretary
                                 1111 Louisiana
                              Houston, Texas 77002
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 207-3000

                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED              PROPOSED
                                                                   MAXIMUM              MAXIMUM
                                                                  OFFERING             AGGREGATE            AMOUNT OF
          TITLE OF SECURITIES              AMOUNT TO BE             PRICE               OFFERING          REGISTRATION
           TO BE REGISTERED                 REGISTERED          PER SHARE (1)          PRICE (1)               FEE
---------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per share   800,000 shares           $16.00             $12,800,000           $3,059.20
---------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights (2)       800,000 rights             (3)                  (3)                  (3)
===========================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock of Reliant Resources, Inc. reported on the New York Stock Exchange Composite Tape on December 3, 2001.
(2)  Each share of Common Stock to be registered includes one associated
     Preferred Stock Purchase Right.
(3)  No separate consideration is payable for the Preferred Stock Purchase
     Rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ALSO
COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLAN DESCRIBED
HEREIN.

===========================================================================================================================

                             INTRODUCTORY STATEMENT

                  Reliant Resources, Inc. (the "Registrant" or the "Company") is filing this Registration Statement on Form S-8 relating to its Common Stock, par value $.001 per share, and associated rights to purchase its Series A Preferred Stock, par value $.001 per share (such common stock and associated rights are, collectively, "Common Stock"), issuable pursuant to the terms of the Reliant Resources, Inc. Union Savings Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by the Company (File No. 001-16455) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

                  (1) the Company's Prospectus dated April 30, 2001, as filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 1, 2001;

                  (2) the description of the Company's Common Stock, and associated rights to purchase the Company's Series A Preferred Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 27, 2001 pursuant to the Exchange Act, as amended by Amendment No. 1 thereto on Form 8-A/A, as filed with the Commission on May 2, 2001;

                  (3) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2001;

                  (4) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2001;

                  (5) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2001;

                  (6) Item 5 of the Current Report on Form 8-K of the Company dated September 27, 2001, as filed with the Commission on September 28, 2001; and

                  (7) the Current Report on Form 8-K of the Company dated September 26, 2001 and filed with the Commission on November 28, 2001.

                  All documents filed with the Commission by the Company or the Plan pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

    The Company's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

    All of the Company's directors and officers will be covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

                  The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

                                                             Report or            SEC File or
Exhibit                                                     Registration          Registration          Exhibit
Number                 Document Description                  Statement               Number            Reference
------                 --------------------             -----------------         -------------        ---------
 4.1* -      Restated Certificate of Incorporation      Registration                333-48038              3.1
                                                        Statement on Form S-1

 4.2* -      Amended and Restated Bylaws of the         Registration                333-48038              3.2
             Company                                    Statement on Form S-1

 4.3* -      Specimen Stock Certificate                 Registration                333-48038              4.1
                                                        Statement on Form S-1

 4.4* -      Form of Rights Agreement effective as of   Registration                333-48038              4.2
             January 15, 2001 between the Company and   Statement on Form S-1
             The Chase Manhattan Bank, as Rights
             Agent, including a Form of Rights
             Certificate

 4.5 -       Reliant Resources, Inc. Union Savings
             Plan

 5.1 -       Opinion of Baker Botts L.L.P. The
             registrant undertakes that the Reliant
             Resources, Inc. Union Savings Plan and
             any amendment thereto will be submitted
             to the Internal Revenue Service ("IRS")
             in a timely manner and all changes
             required by the IRS for the Plan to be
             qualified under Section 401 of the
             Internal Revenue Code will be made.

23.1 -       Consent of Deloitte & Touche LLP

23.2 -       Consent of Deloitte & Touche Accountants

23.3 -       Consent of PricewaterhouseCoopers N.V.

23.4 -       Consent of Baker Botts L.L.P. (included
             in Exhibit 5.1)

24.1 -       Power of Attorney (included on the
             signature page to this Registration
             Statement)

---------------

*        Incorporated herein by reference as indicated.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2001.

                                        RELIANT RESOURCES, INC.
                                        (Registrant)



                                        By:     /s/ R. STEVE LETBETTER
                                           ------------------------------------
                                                   R. Steve Letbetter,
                                                Chairman, President and
                                                Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, the Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2001.

                                        RELIANT RESOURCES, INC. UNION
                                        SAVINGS PLAN




                                        By:      /s/ MARY P. RICCIARDELLO
                                           ------------------------------------
                                                    Mary P. Ricciardello
                                                     Chair person of the
                                                     Benefits Committee


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Steve Letbetter, Stephen W. Naeve and Hugh Rice Kelly, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                                    Title                               Date
   ---------                                    -----                               ----
 /s/ R. STEVE LETBETTER                         Chairman, President, Chief        December 6, 2001
-----------------------------                   Executive Officer and
  (R. Steve Letbetter)                          Director (Principal
                                                Executive Officer and
                                                Director)


  /s/ STEPHEN W. NAEVE                          Executive Vice President          December 6, 2001
-----------------------------                   and Chief Financial Officer
   (Stephen W. Naeve)                           Officer (Principal
                                                Financial Officer)

/s/ MARY P. RICCIARDELLO                        Senior Vice President and         December 6, 2001
-----------------------------                   Chief Accounting Officer
 (Mary P. Ricciardello)                         (Principal Accounting
                                                Officer)


 /s/ JAMES A. BAKER, III                        Director                          December 6, 2001
-----------------------------
  (James A. Baker, III)



   /s/ MILTON CARROLL                           Director                          December 6, 2001
-----------------------------
    (Milton Carroll)


      L. LOWRY MAYS                             Director                          December 6, 2001
-----------------------------
     (L. Lowry Mays)



    /s/ PHILIP MILLER
-----------------------------                   Director                          December 6, 2001
    (Philip Miller )

                                INDEX TO EXHIBITS


                                                             Report or            SEC File or
Exhibit                                                     Registration          Registration          Exhibit
Number                 Document Description                   Statement               Number           Reference
------                 --------------------             -----------------         -------------        ---------
 4.1* -      Restated Certificate of Incorporation      Registration
                                                        Statement on Form
                                                        S-1                        333-48038              3.1

 4.2* -      Amended and Restated Bylaws of the         Registration
             Company                                    Statement on Form
                                                        S-1                        333-48038              3.2

 4.3* -      Specimen Stock Certificate                 Registration
                                                        Statement on Form
                                                        S-1                        333-48038              4.1

 4.4* -      Form of Rights Agreement effective as of   Registration
             January 15, 2001 between the Company and   Statement on Form
             The Chase Manhattan Bank, as Rights        S-1
             Agent, including a Form of Rights
             Certificate                                                           333-48038              4.2

 4.5 -       Reliant Resources, Inc. Union Savings
             Plan

 5.1 -       Opinion of Baker Botts L.L.P. The
             registrant undertakes that the Reliant
             Resources, Inc. Union Savings Plan and
             any amendment thereto will be submitted
             to the Internal Revenue Service ("IRS")
             in a timely manner and all changes
             required by the IRS for the Plan to be
             qualified under Section 401 of the
             Internal Revenue Code will be made.

23.1 -       Consent of Deloitte & Touche LLP

23.2 -       Consent of Deloitte & Touche Accountants

23.3 -       Consent of PricewaterhouseCoopers N.V.

23.4 -       Consent of Baker Botts L.L.P. (included
             in Exhibit 5.1)

24.1 -       Power of Attorney (included on the
             signature page to this Registration
             Statement)

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* Incorporated herein by reference as indicated.